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                                                                   Exhibit 10.52


            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                     MASTER MERCHANDISING LICENSE AGREEMENT


      This agreement ("Agreement") is made this 16th day of August, 2002, between Universal Studios Licensing LLLP ("Universal"), with its principal office at 100 Universal City Plaza, Building 1440/15, Universal City, California 91608 (Attn: Senior Vice President, Legal and Business Affairs), and Rockford Corporation ("Licensee"), with its principal office at 600 S. Rockford Drive, Tempe, Arizona 85281 (Attn: Director of Marketing/Chief Financial Officer).

      1. UNIVERSAL PROPERTY: The "Universal Property" is, individually and collectively, those certain theatrical motion pictures, television programs and/or Characters set forth on the Schedule(s) attached hereto and incorporated herein by this reference (the "Schedule(s)"). Unless otherwise specifically set forth herein, "Character" shall mean the name, title, voice and likeness (namely, the design, representation, icon, costume, make-up, accessories, traits, mannerisms and image) created, owned or controlled by Universal, its parent and/or any of its or their subsidiaries, affiliates or licensors (each, including Universal, a "Universal Entity" and all collectively the "Universal Entities").

      2. LICENSE: Pursuant to the terms and conditions of this Agreement, Universal grants to Licensee, and Licensee takes from Universal, the non-transferable, non-assignable right to use the Licensed Property solely in connection with the manufacture of the Licensed Article(s) and the distribution and sale of the Licensed Article(s) and for Advertising and Promotion in the License Territory during the License Term ("License").

      3. LICENSED PROPERTY: The "Licensed Property" is the title and logo (e.g., Character(s), artwork) and such other elements of the Universal Property supplied to Licensee by Universal.

      4. LICENSED ARTICLE(S): The "Licensed Article(s)" consists of those articles set forth on the Schedule(s) which display, embody or make use of the Licensed Property and all collateral materials, including, without limitation, tags, packaging, packing inserts, wrapping and labeling ("Packaging"), produced by or for Licensee, subject to Approval and any restrictions herein, for distribution and sale by Licensee in the License Territory during the License Term.

      5. ADVANCE: Licensee shall pay Universal, in each case, a non-refundable, non-returnable advance against Royalties in the amount of United States Dollars set forth on the applicable Schedule(s) ("Advance"), which amount shall be due and payable in accordance with the timeframe(s) set forth in the applicable Schedule(s) and payment of which is a condition precedent to the License.

      6. GUARANTEE: Licensee guarantees that it shall pay the amount of United States Dollars set forth on the applicable Schedule(s) ("Guarantee"), less only the Advance and/or Royalty payments specified thereon which have already been paid, subject to acceleration as set forth herein,


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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


no later than: (a) the timeframe(s) set forth in the applicable Schedule(s); or
(b) five (5) days after the earlier termination of this Agreement.

      7. ROYALTY: Licensee shall pay Universal a "Royalty" of the percentage set forth on the applicable Schedule(s) of one hundred percent (100%) of the Royalty Base Price for all Licensed Article(s) sold, reducible solely by: (a) deductions for verifiable cash and/or credit returns for defective merchandise; and (b) verifiable volume discounts actually granted by Licensee in the normal course of business in an amount not to exceed *** percent (***%) of the Royalty Base Price. Notwithstanding the foregoing, Licensee shall further be permitted to deduct actual cash and/or credit returns for fully-functional, commercially-viable returned Licensed Article(s) which, following such merchandise's return to Licensee by its customers (and the full credit or refund by Licensee of any amounts paid by such customer(s) with respect thereto), is repackaged and resold by Licensee in the normal course of business as "B stock" product which does not in any way utilize and/or incorporate the applicable Universal Property (subject to Universal's full reasonable satisfaction as to such removal and/or non-use of the Universal Property) (the "Resold Merchandise") provided, however, that such Resold Merchandise shall not account for more than *** percent (***%) of the total sales of the Licensed Article(s) to any of Licensee's customers. (In the event that any returned, but otherwise fully-functional, commercially-viable Licensed Article(s) are not re-distributed as Resold Merchandise, then all of the provisions of this Paragraph, specifically regarding the payment of the Royalty(ies) set forth in the applicable Schedule(s) thereon, shall continue to apply.) All such deductions and discounts shall be documented (on a per transaction basis and not on an aggregate sales basis) to the full satisfaction of Universal in each applicable Royalty Statement. The "Royalty Base Price" is defined as no less than Licensee's regular, full, "top-of-the-line", in-territory delivered wholesale price without deduction of any sort whatsoever. (Notwithstanding the foregoing, in the event that Licensee shall be permitted to sell any Licensed Article(s) directly to the consumer, via any means, then the Royalty Base Price with respect to such Licensed Article(s) shall be defined as no less than Licensee's regular, full, "top-of-the-line" in territory delivered retail price without deduction of any sort whatsoever.) Licensee agrees that it shall invoice each Licensed Article sold and shall sell the Licensed Article(s) solely on a cash or credit basis (with credit deemed the same as cash for purposes hereof). Licensee shall not sell and ship Licensed Article(s) "FOB" (freight on board) unless it verifies the actual cost of shipping and insurance and adds such amount to the price before computing and paying the Royalty to Universal or unless a separate Royalty rate is specified in the applicable Schedule. Notwithstanding the foregoing, Universal agrees that, in the event that Licensee's wholesale price of the Licensed Article(s) to any of its customers does not incorporate shipping/freight charges and insurance fees (collectively, "Shipping Costs"), and such Shipping Costs are incurred by Licensee's customers as separately itemized charges, then Licensee shall be permitted to deduct such Shipping Costs from the cost of the Licensed Article(s) prior to computing the Royalties required thereon. Licensee agrees, however, that no such deductions for Shipping Costs shall be permitted for any sales of the Licensed Article(s) to mass market retailers (i.e., Wal-Mart, Target, K-Mart, etc.) for whom Shipping Costs are customarily built into the applicable products' wholesale price. Without limiting the foregoing, Licensee shall not distribute the Licensed Article(s) without charge, on any so-called "barter" basis, as a give-away, by special sale, as a premium of any kind or as a prize or attraction as part of any fund-raiser, in connection with any bundling or sampling arrangement,


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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


contest or lottery without Approval; however, such restriction shall not limit Licensee's right to make available reasonable quantities of the Licensed Article(s) to its dealers and sales representatives for product demonstration purposes at no cost. The amount paid to Universal as a Royalty on any sale to other licensees of any Universal Entity or to Universal's or Licensee's parent, subsidiaries or affiliates shall in no event be less than the amounts paid on sales to customers not related to Licensee or Universal. Royalties shall not be payable on samples required to be provided to Universal hereunder.

      8. LICENSE TERM: The "License Term" shall commence as of the date of the applicable Schedule(s) and shall continue until the date or for the period of time set forth on the applicable Schedule(s), unless terminated earlier as provided herein or by operation of Law.

      9.    LICENSE TERRITORY AND LANGUAGE:

            (a) Licensee's rights herein shall be limited to the right to manufacture, distribute and sell the Licensed Article(s), and to engage in Advertising and Promotion, solely in the License Territory specified on the applicable Schedule(s) in the English language or such other language(s) set forth thereon and/or as may be customary for such territory(ies) ("License Territory"); provided that Licensee shall be permitted to manufacture the Licensed Article(s) outside of the License Territory for distribution and sale within the License Territory only.

            (b) Licensee shall not, nor shall it authorize others to, solicit, advertise, distribute, sell, use or otherwise exploit the Licensed Article(s) in any other territory. Licensee shall not knowingly sell the Licensed Article(s) to customers who sell the Licensed Article(s) in any geographic area outside the License Territory. Licensee shall not fulfill orders from outside the License Territory unless required to do so by law established by any government with applicable jurisdiction, in which case Licensee shall promptly notify Universal in writing of the order(s), providing Universal with full details thereof.

      10. EXCLUSIVITY: Except as otherwise set forth to the contrary on any applicable Schedule(s), this License shall be non-exclusive to Licensee.

      11. ADVERTISING AND PROMOTION: Licensee shall have the right to use the Licensed Property to market, advertise and promote for sale the Licensed Article(s) during the License Term in the License Territory ("Advertising and Promotion"). Licensee shall not state or imply that any Universal Entity or Character, or any actor performing in or person related to the Universal Property or the Licensed Property, endorses the Licensee, its products and/or services or the Licensed Article(s).

      12. DUTY TO EXPLOIT LICENSE: Licensee shall use best efforts to: (a) during the License Term (i) manufacture the Licensed Article(s), and (ii) distribute and sell the Licensed Article(s) and engage in Advertising and Promotion in the License Territory; (b) commence Advertising and Promotion of the Licensed Article(s) in the License Territory on the Marketing Date set forth on the applicable Schedule(s); and (c) ship the Licensed Article(s) and make the


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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


Licensed Article(s) available for sale throughout the License Territory on the Shipping Date set forth on the applicable Schedule.

      13. FREE COPIES, PURCHASED COPIES: Licensee shall, at its expense, ship to Universal, at the address set forth above, thirty (30) free copies of each of the Licensed Article(s). The Universal Entities shall have the right to purchase additional copies of each of the Licensed Article(s) at Licensee's most favorable discounted price.

      14. NO DEDUCTIONS: Licensee shall pay all amounts due Universal in United States Dollars at the then-applicable exchange rate. Except as specified in the Royalty Paragraph herein, no deduction shall be made for any reason including, without limitation, expenses related to currency exchange or transmission or for cash or other discounts (except as provided in Paragraph 7 hereof), uncollectible accounts or for costs incurred in the development, design, manufacture, distribution, sale, Advertising and Promotion or exploitation of the Licensed Article(s). All taxes, levies or other charges imposed in the License Territory in connection with the rights granted hereunder shall be paid by Licensee, and no deductions for such taxes, levies or charges shall be made from amounts due Universal herein.

      15.   ROYALTY STATEMENTS AND PAYMENTS:

            (a) For purposes of measuring and computing Royalty payments, Advances and/or Royalties paid in respect to the Licensed Article(s) set forth on any one Schedule shall not be deducted from or offset against the Advance and/or Royalty payments for the Licensed Article(s) on any other Schedule.

            (b) Licensee shall, within thirty (30) days of the end of each calendar quarter (March 31, June 30, September 30 and December 31 of each year), commencing with the first full calendar quarter following Licensee's execution of this Agreement and continuing until a final Certification of Wind-Up is delivered, furnish Universal complete statements, certified to be accurate by an authorized representative of Licensee, specifying the License Territory, a description of the Licensed Article(s), a description of the Licensed Property used therein or thereon (including, without limitation, any and all names and likenesses from the Licensed Property which appear in or on the Licensed Article(s) (including, without limitation, any Packaging) and/or Advertising and Promotion), the amount due Universal and the following additional information cross-referenced against the applicable "sku" number(s): the wholesale price, invoice price, quantity invoiced, Royalty rate, deductions for actual cash and credit returns of defective merchandise and Resold Merchandise (including the amount and quantity related thereto) ("Royalty Statement(s)". A sample form of Royalty Statement is attached hereto as Exhibit "II". The amount shown to be payable to Universal shall be paid simultaneously with the rendering of the respective Royalty Statement.

            (c) Interest, compounded monthly, at the rate of one percent (1%) per month (or if not legally permissible, then at the then maximum legal interest rate) shall accrue on any amount due to Universal from and after the date upon which said payment is due until the date payment is


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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


actually received by Universal. Universal's receipt or acceptance of any Royalty Statement or Royalty payment pursuant to this Agreement (or the negotiating of any check or draft constituting payment of any Royalty) shall not preclude any Universal Entity from questioning the correctness thereof at any time within one
(1) year after expiration of the applicable License Term (excluding any applicable renewal term(s), which shall be deemed a separate License Term for purposes of this paragraph) or exercising any of its rights related thereto. In the event that any inconsistencies or mistakes are discovered in any Royalty Statement or Royalty payment, Licensee shall immediately rectify such inconsistencies or mistakes and shall pay the appropriate Royalty to Universal, if applicable.

            (d) Within thirty (30) days from the end of the last full calendar quarter during which Licensee is authorized herein to manufacture, distribute and sell the Licensed Article(s), Licensee shall deliver to Universal a complete statement, certified to be accurate by an authorized representative of Licensee, detailing (including referencing the "sku" number) the number of Licensed Article(s) manufactured, distributed, invoiced and sold by Licensee and the actual cash or credit returns for defective merchandise and/or Resold Merchandise received by Licensee during the License Term and restating and summarizing the contents of all prior Royalty Statements ("Certification of Wind-Up").

      16. RECORDS AND AUDIT: Licensee shall maintain and keep, at its sole expense, accurate books of account and records covering all matters and transactions relating to the License and this Agreement. Universal and its duly authorized representative(s) shall have the right, upon reasonable notice and at all reasonable hours of the day, to examine and copy and otherwise audit said books of account, records and all other documents and materials in the possession or under the control of Licensee with respect to the License and this Agreement. Licensee shall maintain and keep all such books of account and records available for at least two (2) years after expiration or earlier termination of the applicable License Term (excluding any applicable renewal term(s), which shall be deemed a separate License Term for purposes of this paragraph). Licensee shall, upon demand by Universal but not more than once annually during the License Term, at its own expense, furnish to Universal a detailed statement prepared and certified by Licensee's Chief Financial Officer or other authorized representative detailing Royalties and all information required in Royalty Statements. If any audit discloses deficiencies, said amount shall be immediately paid to Universal, and if any audit performed at Universal's expense discloses deficiencies of five percent (5%) or more of the total amount of Royalties paid to Universal for the time period being audited, Licensee shall reimburse Universal for the costs of such audit. Further, in any Schedule(s) where the License Territory is not worldwide, if any audit discloses that Licensee has shipped any Licensed Article(s) outside the Territory(ies) set forth in the applicable Schedule(s) attached hereto, or outside the Channels of Distribution within said Territory(ies) (except as may be required pursuant to Paragraph 9(b) hereof), then Universal shall, without waiving any other rights or remedies, be entitled to recover from Licensee one hundred percent (100%) of the proceeds from the sale of such Licensed Article(s).

      17. CLEARANCE/RE-USE OBLIGATIONS, COSTS AND EXPENSE: Licensee acknowledges that Licensee's use of the Licensed Property for the purposes specified herein may be


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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


subject to contractual restrictions and/or obligations as set forth in agreements between the Universal Entities and third parties, and Licensee agrees that it shall be solely Licensee's responsibility to obtain and pay for any and all rights, clearances, permissions, approvals and the like that may be necessary or required with respect to Licensee's use of any voice, person's likeness or performance, audio and/or audio/visual clips, music contained in the Universal Property or the Licensed Property (and Licensee shall promptly provide Universal with copies of all documents evidencing any such consents and clearances as they are obtained); provided, however, that Universal shall use its reasonable efforts to: (i) notify Licensee of any such necessary restrictions or required consents of which it is aware; and (ii) assist Licensee in connection with obtaining such required clearances, however nothing herein shall obligate Universal to obtain such clearances.

      18.   APPROVALS, QUALITY STANDARDS AND MANUFACTURING:

            (a) "Approval(s)" or "Approved" shall mean Universal's prior written consent, which may be given or withheld in Universal's sole discretion. Universal's silence or failure to respond to a request for approval shall in no event be deemed Approval.

            (b) "Artwork" shall mean and refer to, without limitation, all visual, audio, audio-visual, literary, digital, artistic and other creations, including, without limitation, artwork, designs, text, typefaces, models, samples, casts, coloring, discs, video sequences, film, sound recordings, ingredients, molds, prints, printing plates, silkscreens, packaging and other similar materials.

            (c) "Licensee Materials" shall mean and refer to all materials using or incorporating the Licensed Property which are prepared by or for Licensee for the design or production of the Licensed Article(s), including, without limitation, all Artwork.

            (d) Right of Approval: The Licensed Article(s), all Advertising and Promotion and the Licensee Materials shall be submitted as specified herein to Universal for Approval. In no event shall Licensee use, reproduce, distribute, sell, disseminate or otherwise exploit, in any manner or for any purpose, the Licensed Article(s), Advertising and Promotion and/or Licensee Materials, or any element or portion thereof, without Approval. Any modification or variation in the Licensed Article(s), Advertising and Promotion and/or the Licensee Materials, or any element or portion thereof, shall be resubmitted to Universal for Approval. Approval of an element for a particular Licensed Article does not imply Approval of such element for use in connection with a different Licensed Article. Neither Approval nor the appearance of copyright and/or trademark notices displayed on or affixed to any Licensed Article(s) or Advertising and Promotion shall mean or in any way imply, or be interpreted or deemed to mean or in any way imply, that the Universal Entities: (i) endorse or warrant the merchantability and/or fitness for use and/or safety of any Licensed Article(s) or Advertising and Promotion; or (ii) approve of, consent to, endorse or agree with any representation of Licensee embodied in, affixed to or displayed upon any Licensed Article(s) or Advertising and Promotion. Any Approval shall not waive, diminish or negate Licensee's indemnification obligations to Universal herein.


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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            (e) Approval Process: Licensee shall create and deliver to Universal each proposed design for the Licensed Article(s) in the form of written and/or illustrated concepts ("Concepts"). Licensee shall make changes to the Concepts as requested by Universal. Upon Approval of the Concepts, Licensee shall create and deliver to Universal final designs for the Licensed Article(s) ("Designs"). Licensee shall make changes to the Designs as requested by Universal. Upon Approval of the Designs, Licensee shall produce and deliver to Universal prototypes plus two (2) color photocopies or photographs for each of the Licensed Article(s) incorporating the Designs ("Prototypes"). Licensee shall make any changes to the Prototypes requested by Universal and ship new Prototypes for each Licensed Article for Approval. Approval of the Prototypes shall authorize the commencement of commercial production. The Licensed Article(s) shall not differ in any material respect from the Approved Prototype.

      Licensee shall not commence commercial production of any Licensed Article(s) unless and until Universal has fully and finally Approved the Prototype therefor. Prior to distribution of Licensed Article(s) to the public, Licensee shall ship to Universal eighteen (18) samples of the Licensed Article(s) ("Production Samples"). Licensee agrees that Universal shall have the right to request, or have its representative take, reasonable quantities of further samples at random from production runs from time to time as Universal may reasonably determine in order to assure that proper quality control has been established by Licensee. In the event that any Production Sample does not receive Approval during the commercial production period, Licensee shall suspend commercial production of the applicable Licensed Article(s) until such time as Universal has Approved a revised Production Sample. Universal may additionally require that the Licensed Article(s) be immediately recalled if it believes in its reasonable judgment that the Licensed Article(s) may pose a health or safety hazard or be detrimental to the goodwill of any Universal Entity. The Licensed Article(s) shall not differ in any material respect from the Approved Production Samples.

      Licensee shall produce and deliver to Universal for Approval prior to production and/or use thereof all concepts, designs and samples ("Advertising Elements") of any Advertising and Promotion, including, without limitation, all press releases, that Licensee intends to use in relation to the marketing, distribution and sale of the Licensed Article(s). Licensee shall not distribute or disseminate any Advertising and Promotion, or any element thereof or materials related thereto, unless and until Universal has Approved the Advertising Elements, and the Advertising and Promotion shall not differ in any material respect from the Advertising Elements as Approved. All Concepts, Designs, Prototypes, Production Samples and Advertising Elements requiring Approval hereunder shall be delivered to Universal on an expedited and insured basis.

      At all reasonable times and upon reasonable notice, Universal's representative(s) shall have access to any Licensee Materials and/or Licensed Article(s), Concepts, Designs, Prototypes, Production Samples and Advertising Elements regardless of their location. At all reasonable times and upon reasonable notice, Universal and/or its representatives shall have the right to enter and inspect all premises and facilities (including, without limitation, storage and shipping facilities) of Licensee and its designers, manufacturers, suppliers, warehousers and/or shippers (collectively, "Manufacturers") in order to ensure that the manufacture, Packaging, labeling, Advertising and


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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


Promotion and distribution of Licensed Articles comply with Licensee's obligations hereunder and all Laws. Licensee shall provide all information reasonably requested by Universal regarding the design, testing, manufacture, quality control, storage and shipment of the Licensed Article(s).

            (f)   No Sublicense; Manufacture of Articles by Third Parties:

                  (i) Licensee shall not be entitled to sublicense any of its rights under this Agreement. In the event the Licensed Article(s) (including Packaging) are to be manufactured or supplied by a third party, whether the third party is located within or outside the United States, Licensee shall notify Universal of the name and address of such third-party Manufacturer(s) and must obtain Approval. If requested by Universal, Licensee shall immediately deliver to Universal any agreements between Licensee and such Manufacturers (in which Licensee shall require that the Manufacturer agrees to be bound by all terms and conditions in this Agreement applicable to its function as Manufacturer of the Licensed Article(s)). In no event shall Approved third-party Manufacturers be entitled to grant any rights to subcontractors. Universal shall have the right to require Licensee to use a manufacturer agreement supplied to Licensee by Universal. Upon Universal's request, Licensee shall terminate any agreement between Licensee and any Manufacturer if such Manufacturer violates any agreements for the protection of the Universal Entities. Such termination shall be required only with respect to the manufacture of the applicable Licensed Article(s), however, and shall not be required with respect to any of Licensee's other products which do not embody or in any way make use of the Universal Property.

                  (ii) Licensee agrees to strictly enforce against its Manufacturer(s) all of the provisions in the agreement between Licensee and such Manufacturer(s) for the protection of the Universal Entities and to advise Universal of any violations known by or which become known by Licensee with respect to such Manufacturer(s). Licensee shall take all reasonable actions necessary to bring such violations to an immediate halt at Licensee's sole expense and shall fully compensate the Universal Entities for any cost, expense or loss they sustain. If, by reason of Licensee's failure to supply the above-mentioned agreements to Universal or failure to give Universal the name of any Manufacturer(s), any Universal Entity makes any representation or takes any action and is thereby subjected to any penalty or expense, Licensee shall compensate the Universal Entity for any cost, expense or loss it sustains.

      19.   TRADEMARK, COPYRIGHT AND GOODWILL:

            (a) Trademark and Copyright: Licensee shall do whatever is necessary to protect the Copyright, Trademark and similar rights in the Licensed Article(s) in the License Territory including, without limitation, by registering itself in the License Territory as an authorized user of the Trademark and joining with Universal to pursue infringers of those rights at Universal's expense. "Copyright" shall mean the copyrights and design patents, and any renewals or extensions thereof, in and to the Universal Property and all derivative works thereof in any medium now known or hereafter devised including, without limitation, motion pictures and other audiovisual works; electronic, interactive multimedia and on-line works; literary, musical, dramatic, pictorial, graphic, architectural and sculptural works; industrial designs; sound recordings; and any and all


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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


ancillary or subsidiary works based thereon. "Trademark" shall mean the words, names, titles, symbols, logos, designs, phrases, trademarks, service marks, collective marks, certification marks, trade names and trade dress associated with the Universal Property, and any combination of the foregoing, now, heretofore or hereafter in use, whether registered, pending registration or subsisting at common law.

      Neither the Licensed Property nor the Licensed Article(s) shall appear or be used, reproduced or otherwise exploited in any medium, whether now known or hereafter devised, in conjunction with any other property or materials, including, without limitation, any name, character, symbol, logo, design, likeness or literary or artistic material owned or controlled by any Universal Entity, Licensee or any third party, without Approval. Unless specifically granted as part of the Licensed Property or as otherwise required by Universal, neither the License nor the Licensed Property shall include the right to use in any manner or medium the names and/or logos of any Universal Entity (collectively, "Universal Name and Logo"), and any references to the Universal Name and Logo in this Agreement shall not grant or be construed to grant any rights therein. Licensee shall use no markings, legends or notices on or in association with the Licensed Article(s) and any Advertising and Promotion other than as specified herein and as may from time to time be specified by Universal, without Approval. Notwithstanding the foregoing: (a) Licensee's existing trademark(s), tradename(s) and logo(s) used in Licensee's marketing of the Licensee's product lines (exclusive of any references to the Universal Property) are deemed pre-approved for use in conjunction with the Licensed Article(s) and the Advertising and Promotion hereunder; and (b) Universal agrees that it shall not unreasonably withhold Approval for the use, in conjunction with the Licensed Article(s) and the Advertising and Promotion hereunder, of any new trademark(s), tradename(s) and/or logo(s) developed by Licensee for general use in Licensee's marketing of Licensee's product lines (exclusive of any references to the Universal Property).

      Any materials provided by any Universal Entity to Licensee, including, without limitation, all Artwork, are and shall remain the exclusive property of the Universal Entities ("Universal Materials"). None of: (i) this Agreement;
(ii) any action, omission or statement by any Universal Entity or Licensee; or
(iii) Licensee's use of the Licensed Property, Copyright, Trademark, Universal Materials and/or Universal Name and Logo shall in any way confer or imply a grant of rights, title or interest thereto or to the Universal Property or to any elements or portions thereof (including, without limitation, ideas, themes, plots, stories, sequence of events, mood, setting, pace, characterizations, any Character, dialogue, titles and other material) or any other rights (including, without limitation, Intellectual Property Rights or the goodwill associated therewith), the ownership of which shall remain solely and exclusively with the Universal Entities. Licensee irrevocably and unconditionally transfers and assigns to Universal in perpetuity and throughout the universe any and all of Licensee's right, title and interest, if any (including, without limitation, the rights generally known as "moral rights") in and to all elements of the Licensed Article(s) which make use of the Universal Property, the Licensee Materials and the Advertising and Promotion, all of which shall, upon their creation, become and remain the exclusive property of Universal and shall be prepared by an employee-for-hire of Licensee (under Licensee's sole supervision, responsibility and monetary obligation) or as a work-for-hire by a third party who assigns to Universal in writing and in perpetuity throughout the universe all right, title and interest in the same. For purposes of this


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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


Agreement, "Intellectual Property Rights" means any patent, copyright, registered design, trademark, service mark, trade name, trade dress or other industrial or intellectual property rights subsisting in the License Territory in connection with the Universal Property, Licensed Property, Universal Materials, Universal Name and Logo and, solely to the extent they embody or make use of any of the foregoing, in the Licensee Materials and Licensed Article(s) and applications for any of the foregoing. Nothing contained herein shall be construed as a transfer or assignment, or as any obligation by Licensee to transfer or assign, any right, title or interest in or to any trademarks, copyrights, patents or other rights owned by Licensee in the Licensed Article(s), Licensee Materials, or Advertising and Promotion, except to the extent the foregoing embody the Universal Property as specifically provided herein.

      Licensee agrees that it shall not at any time apply for registration of any copyright, trademark or other designation or file any document with any governmental authority or take any action which would affect the ownership of the Copyright, Trademark and Universal Name and Logo. Licensee shall inform Universal of the first date of use and first date of use in interstate commerce for the Licensed Article(s). Licensee's obligations under this Agreement shall in no event be diminished or deferred in the event that the Licensee shall be sued by a third party for copyright or trademark infringement or any other matter arising out of this Agreement and, further, Licensee agrees that it shall not assert the pendency of such claim as an offset against or to avoid any of its obligations under the terms of this Agreement.

            (b) Copyright: The copyright notice specified by Universal must be permanently affixed in a reasonably prominent position in the order and manner specified by Universal on each Licensed Article and on all Advertising and Promotion. The License granted hereunder is expressly conditioned upon the full and complete compliance of Licensee with the provisions of this Paragraph and upon Licensee's complete compliance with the provisions of the United States Copyright Act and the registration and notice provisions of the License Territory and of the Universal and Berne Copyright Conventions.

            (c) Trademark: When a Trademark is used on or in connection with the Licensed Article(s) and/or for Advertising and Promotion, the Licensee shall: (i) abide by the trademark laws and what are considered to be sound practices in regard to trademark notice provisions in the License Territory;
(ii) properly use the "O" or "(R)" designation and other trademark notice and information, as instructed by Universal; and (iii) not use the Trademark as the generic name of the Licensed Article(s) and/or Advertising and Promotion.

            (d) Goodwill: Licensee recognizes the great value of the publicity and goodwill associated with the Trademark, Copyright, Universal Name and Logo, Universal Property, Licensed Property and Universal Materials, acknowledges that they have acquired secondary meaning in the minds of the public and agrees that the Trademark, Copyright, Universal Name and Logo, Universal Property, Licensed Property, Universal Materials and all rights and goodwill in them belong exclusively to the Universal Entities. Licensee assigns and transfers to Universal all goodwill created by Licensee's use of the Trademark, Copyright, Universal Name and Logo, Universal Property, Licensed Property, Universal Material and, solely to the extent they embody or

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


make use of any of the foregoing, the Licensee Materials and Licensed Article(s). Licensee shall not, either during or after the License Term, assert any claim to such goodwill or take any action that could be detrimental to such goodwill.

      20.   RESERVED RIGHTS:

            (a) Universal reserves unto itself and/or its designees all rights now known or hereafter devised in and to the Universal Property, Licensed Property, Universal Materials, Copyright, Trademark and Universal Name and Logo throughout the universe in perpetuity, except the rights specifically granted to Licensee herein. Notwithstanding any specific grant(s) of exclusivity pursuant to any applicable Schedule(s) hereto, nothing in this Agreement shall be construed to prevent any Universal Entity from: (a) granting other licenses or rights to exploit the Universal Property, Licensed Property, Copyright, Trademark, Universal Materials, Universal Name and Logo or goods bearing any likeness, characterization or representation thereof (excluding any specific grant of exclusivity pursuant to any applicable Schedule(s) hereto); or (b) using or exploiting the same or discontinuing or changing the use thereof in any manner whatsoever except as specified herein. Other than the rights granted in accordance with the terms and conditions hereof, Licensee shall have no rights in or to the Universal Property, Licensed Property, Universal Materials, Copyright, Trademark and Universal Name and Logo or to exploit any goods utilizing the Universal Property, Licensed Property, Universal Materials, Copyright, Trademark and Universal Name and Logo or any likeness, characterization or representation thereof or otherwise to deal in or with the Universal Property, Licensed Property, Universal Materials, Copyright, Trademark and Universal Name and Logo or any likeness, characterization or representation thereof.

            (b) With respect to the Universal Property, Licensed Property, Universal Materials, Copyright, Trademark and Universal Name and Logo, Universal reserves unto itself and/or its designees the right: (i) to manufacture, advertise, promote, display, sell and otherwise exploit articles similar and/or identical to the Licensed Article(s) and products directly or indirectly competitive with the Licensed Article(s) for use in connection with premiums, promotional, direct-mail and/or in-theater sales and/or giveaways; (ii) to grant additional merchandising licenses to third parties (except to the extent limited by any specific grant(s) of exclusivity pursuant to any applicable Schedule(s) attached hereto); and (iii) to manufacture, advertise, promote, display, sell and otherwise exploit such articles and products in or in connection with any and all facilities owned, operated and/or controlled by any of the Universal Entities.

            (c) Except as otherwise specified in the applicable Schedule(s), Licensee shall not directly (i.e., itself) sell or distribute the Licensed Article(s) door-to-door or via direct mail order response, in or to any store selling to the public in so-called "outlet malls" or similar markets, via broadcast or electronic communications media (including, without limitation, broadcast transmission, cable television, direct broadcast satellite, fiber-optic or wire pathway, microwave transmission, telephone line or any other means now known or hereafter devised) or via on-line services (which shall mean and include the Internet, the World Wide Web or other similar or related means now known or hereafter devised), all of which are deemed reserved distribution

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


channels for Universal. If, pursuant to any applicable Schedule(s), Licensee shall be permitted to sell or distribute the Licensed Article(s) via on-line services (i.e., the Internet, the World Wide Web or such other related means now known or hereafter devised), Licensee agrees that it shall abide by Universal's "Guidelines for use of Universal Properties on the Internet" which are incorporated herein by this reference and are attached hereto as Exhibit "1".

      21. PROTECTIONS: Licensee shall have a continuing obligation during the License Term and for six (6) months thereafter to take reasonable actions to protect and safeguard the Universal Property, Licensed Property, Universal Materials, Copyright, Trademark, Universal Name and Logo and, to the extent they embody or make use of any of the foregoing, the Licensee Materials and Licensed Article(s) within Licensee's possession, custody or control against theft, misuse, infringement and unauthorized use thereof and any similar harm thereto or to Universal's goodwill in connection therewith (collectively, "Harm"). Without limiting the foregoing, Licensee shall employ such actions, steps, procedures, standards and measures as Universal shall from time to time reasonably require.

      Licensee shall immediately notify Universal in writing of any actual, alleged or suspected Harm which may come to Licensee's attention. Should legal action against any third party in connection with such Harm be deemed necessary by any Universal Entity, then the Universal Entity shall have the right: (a) to demand that Licensee reasonably cooperate with Universal in undertaking such legal proceedings at Universal's expense; and/or (b) in its sole discretion and at its expense, to commence such actions or to join any actions previously commenced by any other person or entity. With respect to all claims and suits to prevent against Harm in which Licensee or any Universal Entity is a party, each shall have the right to employ counsel of its own choice and Universal or its designee shall have the right to control the litigation and any settlement thereof. If Universal elects to control such proceedings, it shall be entitled to receive and retain all amounts awarded as damages, profits or otherwise in connection with such suit. If, however, Licensee controls the litigation, all recoveries shall be applied first to reimburse all costs and expenses incurred in such action, including, without limitation, reasonable attorneys' fees, and the balance shall be divided equally between the applicable Universal Entities and Licensee.

      22. INSURANCE: Licensee shall obtain and maintain in full force and effect during the License Term and for a period of not less than one (1) year thereafter, at its sole cost and expense, the following insurance: (a) comprehensive general liability insurance (including, without limitation, coverage for bodily injury, personal injury, property damage, casualty loss and contractual and trademark liability) with limits of not less than *** Dollars (US $ ***) per occurrence, *** Dollars (US $***) aggregate; (b) product liability insurance providing full indemnification and defense against any claims, liabilities, damages, demands and causes of action, actual or alleged, arising out of any defects in or use or misuse of the Licensed Article(s) with limits of not less than *** Dollars (US $***) per occurrence, *** Dollars (US $***) aggregate; and (c) workers' compensation and employers' liability insurance, where applicable, in accordance with local law.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


      Within thirty (30) days following the execution of this Agreement by Licensee, it shall provide certificates of insurance to Universal certifying that the Universal Entities and any other entity specified by Universal have been added as additional insureds to each of the insurance policies set forth above and that before any proposed cancellation or material modification in the coverage the insurance carrier will give the certificate holder(s) not less than thirty (30) days' prior written notice thereof. Upon receipt of any such notification, Universal shall have the right to purchase replacement insurance from an insurance carrier of Universal's choice and charge Licensee for all costs thereof or terminate the Agreement unless Licensee provides Universal with proof of having obtained replacement insurance within twenty-one (21) days from the date of such notification from the insurance carrier. Licensee agrees to pay all such costs immediately upon submission by Universal. Any claims covered by Licensee's insurance policies shall not be offset or reduced in any amount whatsoever by any other insurance which the Universal Entities may independently maintain.

      Licensee's insurance shall be carried by a licensed insurer with a rating in accordance with the BEST Rating Guide of A-6 (or its equivalent) or better. Each policy required hereunder shall contain a waiver of subrogation. Licensee shall notify Universal of all claims regarding the Universal Property, Licensed Property, Universal Materials, Licensee Materials, Licensed Article(s), Copyright, Trademark or Universal Name and Logo under any of the foregoing policies of insurance promptly upon the filing thereof.

      23.   REPRESENTATIONS AND WARRANTIES:

            (a) Licensee: Licensee represents and warrants all of the following:

                  (i) Licensee is a company duly organized, validly existing and in good standing under the laws of the state and/or country of its principal office, with full power and authority to execute and deliver this Agreement and to perform its obligations, and maintains its principal executive office at the address set forth herein. The execution, delivery and performance of this Agreement have been duly authorized by all necessary actions of Licensee and this Agreement constitutes a valid and binding obligation of Licensee enforceable against Licensee in accordance with its terms, and the consent of no other entity or person is required for Licensee to fully perform all of its obligations or services herein

                  (ii)  Licensee shall comply with and act in accordance with:
(A) any and all applicable laws and other legal obligations of or in the License Territory including, without limitation, local, state and federal directives, rules, assessments, regulations, filing requirements, ordinances, statutes, codes, judgments and civil or common law; (B) conventions and treaties to which the United States or any legal subdivision thereof is a party (individually and collectively, "Law" or "Laws"); and (C) the requirements of this Agreement and any accompanying Schedule(s) thereto. In addition, Licensee shall comply with all manufacturing, distribution, retail and marketing policies and strategies which are reasonably promulgated by the Universal Entities and provided to Licensee from time to time.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                  (iii) The making of this Agreement by Licensee does not violate any agreement, right or obligation between Licensee and any other person, entity, firm or corporation, and the permission and/or agreement of no other person, entity, firm or corporation is required for Licensee to execute this Agreement or perform the obligations herein; and neither Licensee's execution and delivery of this Agreement nor Licensee's performance of any or all of the terms, obligations and services herein shall breach, be in conflict with or constitute a default under any agreement or commitment to which Licensee is a party or violate any Law applicable to Licensee.

                  (iv) The Licensed Article(s) and all Advertising and Promotion shall be of high quality in design, material and workmanship and suitable for their intended purpose; no injurious, deleterious or defamatory material, writing or images shall be used in or on the Licensed Article(s) or Advertising and Promotion; the Licensed Article(s) shall be merchantable and fit for the intended use herein, shall in all respects be safe to consumers and shall be manufactured and distributed as follows: (A) without the use of child labor (the term "child" refers to a person younger than the age for completing compulsory education, but in no case shall a child younger than fourteen (14) years of age be so used); (B) in an environment providing workers and employees with a suitable workplace in compliance with all applicable Laws; (C) employing only persons whose employment is voluntary and not using prison labor or corporal punishment (or other forms of mental or physical coercion) as a form of discipline for workers or employees; (D) complying with all applicable wage and hour Laws, including minimum wage, overtime and maximum hours, and utilizing such other fair employment practices as defined by applicable Laws; (E) not discriminating in its hiring and employment practices on the grounds of race, religion, national origin, political affiliation, sexual orientation, gender or any criteria protected by applicable Law; and (F) complying with all applicable environmental and animal cruelty Laws.

                  (v) Licensee shall undertake a level of customer service and provide warranties to consumers at least as favorable as is standard in its industry.

                  (vi) Licensee shall not grant to any person or entity, other than the Universal Entities, any right, title or interest in or to the Licensed Article(s) which is or may become prior, superior or equal to the right, title or interest of Licensee therein or thereto.

                  (vii) Licensee shall not create, incur or permit any encumbrance, lien, security interest, mortgage, pledge, assignment or other hypothecation upon the License or permit the commencement of any proceeding or foreclosure action on the License or to obtain any assignment thereof, whether or not involving any judicial or nonjudicial foreclosure sales, and there is not now and shall not be any agreement to which Licensee is a party or by which it may be bound that requires the subordination in right of payment of any of its obligations herein. This will not prevent Licensee from granting, to the financial institution that provides Licensee a working capital or other general line of credit, a security interest in certain of Licensee's assets with respect to the Licensed Article(s) pursuant to this Agreement that is consistent with the security interest Licensee grants to such financial institution in Licensee's intellectual property. Under no circumstances, however, shall Licensee's grant of such security interest to its financial institution confer any right(s) upon such institution with respect to this Agreement itself, or permit such institution to

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


perform as or on behalf of Licensee thereunder in the event of any bankruptcy, foreclosure, etc. of Licensee.

                  (viii) To the best of Licensee's knowledge, there is no pending or threatened litigation which may affect the legality, validity or enforceability of this Agreement or any of the transactions contemplated herein or Licensee's ability to fully perform its obligations herein.

                  (ix) Licensee shall not misuse or take any action or conduct its operations in such manner as to bring public ridicule, contempt, censure or disparagement upon the Licensed Article(s), Licensed Property, Universal Property, Universal Materials, Universal Name and Logo and/or the Universal Entities.

                  (x) To the extent any third party materials and/or third party intellectual property rights are used by Licensee in connection with the Licensed Article(s) and/or the Advertising and Promotion, Licensee represents and warrants that it owns and/or controls or has acquired under license all necessary rights to all such third party materials and/or intellectual property rights included in the Licensed Article(s) and/or the Advertising and Promotion, whether in the development thereof or in the finished product released to the public. Licensee has paid or will pay any and all re-use and/or license fees to the appropriate person or entity (which fees may include a calculation and payments in satisfaction of pension and welfare obligations) and has obtained or will obtain written and executed authorizations for such use from the person or entity having the right to grant such permissions.

                  (xi) None of the representations or warranties made by Licensee in this Agreement as of the date hereof and none of the statements contained in any agreement or other document or report furnished by or on behalf of Licensee to any of the Universal Entities in connection with this Agreement contain any untrue statement of a material fact or omit any material fact necessary to make such statements accurate in light of the circumstances under which they were made.

                  (xii) Licensee shall not attack the title to or any rights of the Universal Entities in and to the Universal Property, Licensed Property, Universal Materials, Licensee Materials, Universal Name and Logo or attack the validity of this Agreement.

                  (xiii) Licensee shall exercise its best efforts to manufacture sufficient quantities of the Licensed Article(s) to fill orders and to meet the market demand in the License Territory, shall maintain the highest standards of quality and quality control, and shall diligently and continuously distribute and offer for sale the Licensed Article(s) and fulfill all commercially viable orders for the Licensed Article(s). Licensee shall not manufacture quantities of the Licensed Article(s) during the License Term which it does not reasonably expect to sell during the License Term and, except as may otherwise be permitted pursuant to this Agreement or any applicable Schedule(s) thereto, shall not manufacture any additional quantities of Licensed Article(s) during any applicable Sell-off Period herein.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            (b) Universal: Universal represents and warrants all of the following:

                  (i)   It owns or controls the rights granted herein.

                  (ii) It is a company duly organized, validly existing and in good standing under the laws of the state and country of its principal office, with full power and authority to execute and deliver this Agreement and to perform its obligations, and maintains its principal executive office at the address set forth hereinabove. The execution, delivery and performance of this Agreement have been duly authorized by all necessary actions of Universal and this Agreement constitutes a valid and binding obligation of Universal and, notwithstanding any third party rights of approval with respect to any Universal Property(ies) set forth on any applicable Schedule(s), the consent of no other entity or person is required for Universal to execute this Agreement or fully perform all of its obligations or services herein.

                  (iii) The making of this Agreement by Universal does not violate any agreement, right or obligation between Universal and any other person, entity, firm or corporation, and neither Universal's execution and delivery of this Agreement nor Universal's performance of any or all of the terms, obligations and services herein shall knowingly breach, be in conflict with or constitute a default under any agreement or commitment to which Universal is a party or violate any Law applicable to Universal.

                  (iv) The Universal Entities do not make any warranties or representations as to the popularity, success, viewership or continuing exploitation of or marketing and advertising budget with respect to the Universal Property or Licensed Property and make no warranty or representation as to the amount of gross sales, net sales or profits Licensee shall derive under this Agreement from the sale or distribution of the Licensed Article(s).

                  (v) To the best of Universal's knowledge, there is no pending or threatened litigation which may affect the legality, validity or enforceability of this Agreement or any of the transactions contemplated herein or Universal's ability to fully perform its obligations herein.

      24.   INDEMNIFICATION:

            (a) By Licensee: Licensee shall defend, indemnify and forever hold harmless the Universal Entities and each of their respective officers, directors, shareholders, employees, agents, representatives, assigns and successors-in-interest (collectively, "Related Parties") from and against any and all claims, liabilities, penalties, losses, costs, damages, demands, actions, causes of action, suits, proceedings, judgments and expenses including, without limitation, amounts paid in settlement, attorneys' fees, court costs and other legal expenses arising out of, connected with, and/or relating to: (a) the Licensed Article(s), Advertising and Promotion and/or the Licensee Materials;
(b) any act or omission of Licensee, its parents, subsidiaries, Manufacturers, contractors, designers, distributors and/or vendors and any representatives, employees, affiliates and/or agents of

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


any of the foregoing relating to such entities' use or misuse of the Licensed Property, Universal Property, Universal Materials and/or Universal Name and Logo; (c) arising out of Licensee's unauthorized or unlicensed use of third party materials and/or third party intellectual property rights in conjunction with the Licensed Article(s) and/or the Advertising and Promotion; and (d) the breach or alleged breach of any of Licensee's representations, warranties and agreements set forth herein. Licensee shall have the option to conduct or control the litigation and/or settlement of any such action or proceeding with counsel of its own selection; provided, however, that: (a) at its discretion, Universal shall have the right to be represented by counsel of its own selection in any such action or proceeding, and Licensee shall be responsible for all reasonable fees and costs associated therewith; and (b) no crucial decision(s) which would effect Universal's rights or settlement(s) may be made with respect to any such action or proceeding without Universal's prior knowledge and consent (which shall not be unreasonably withheld). Any amount which Licensee may be obligated to pay the Universal Entities and Related Parties pursuant to this Paragraph shall be paid by Licensee upon demand, with interest at the prime rate from the date incurred. The provisions of this Paragraph shall survive termination of this Agreement.

            (b) By Universal: Universal shall defend, indemnify and forever hold harmless Licensee from and against all claims (whether actual, threatened and whether justified or not), liabilities, losses, costs, damages, demands, actions, causes of action, suits, proceedings, judgments and expenses including, without limitation, amounts paid in settlement, reasonable attorneys' fees, court costs and other legal expenses arising out of, connected with and/or relating to any material breach by Universal of any of its representations or warranties set forth in Paragraph 23(b) above, provided that prompt written notice is given to Universal of any such claim or suit; and provided, further, that Universal shall have the option to undertake, conduct or control the litigation and/or settlement of any such claim or suit including, without limitation, the selection of counsel. The provisions of this Paragraph shall survive termination of this Agreement.

      25. DEFAULT: The occurrence of one or more of the following shall constitute a default under this Agreement: a breach or alleged breach by Licensee of any of its representations and warranties herein; any failure by Licensee to adhere to the approval process herein or Universal's directions with respect thereto; the distribution, sale or shipment of any Licensed Article(s) not Approved by Universal; any failure of Licensee to perform any of Licensee's covenants or obligations or to meet any conditions under this Agreement including, without limitation, any failure to pay any portion of any amounts specified herein on or before the date when due or to make any payments required of Licensee herein; any actual or attempted assignment, sublicense or other transfer by Licensee of any or all of the rights granted to Licensee herein or the delegation of any of the duties or obligations of Licensee herein without Approval; any actual or attempted use, authorization or permission by Licensee to use the Universal Property, Universal Name and Logo, Licensed Article(s), Licensed Property, Advertising and Promotion, Universal Materials or Licensee Materials in any manner, medium or territory not specifically granted in this Agreement; any event of bankruptcy or other form of insolvency as specified herein; any merger, consolidation or other reorganization of or involving any Licensee Group Member or any sale of an equity interest in a Licensee Group Member without Universal's prior knowledge and consent (which shall not be unreasonably withheld), as a result of which, in either instance, fifty

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


percent (50%) or more of the equity interest in such Licensee Group Member, after the completion of such transaction, is owned, controlled or held by any person or entity who prior to such transaction did not own, control or hold at least fifty percent (50%) of the equity interest in such Licensee Group Member (as used herein, the term "Licensee Group Member" shall refer to Licensee and any person or entity owning, controlling or holding, directly or indirectly, fifty percent (50%) or more of the equity interest in Licensee); any alleged or actual breach or violation of or failure to perform any of Licensee's obligations herein; and any alleged or actual breach or violation of or failure to perform any of Licensee's obligations under, or the termination prior to expiration of or any default (which is not remedied within any applicable cure period) under, any other agreement or document between any of the Universal Entities and Licensee.

      26.   BANKRUPTCY:

            (a) Bankruptcy: If Licensee becomes insolvent or makes an assignment for the benefit of its creditors or any arrangement regarding insolvency, or if Licensee discontinues its business, or if a receiver is appointed for Licensee or its business, the License shall, without notice, terminate automatically upon the occurrence of any such event. In the event that the License so terminates, neither Licensee nor its receivers, representatives, trustees, agents, administrators, successors and/or assigns shall have any right to manufacture, distribute, sell, exploit or in any way deal with the Licensed Article(s), Licensed Property, Advertising and Promotion, Licensee Materials or Universal Name and Logo except with and pursuant to Universal's special Approval and written instructions. If Licensee files a petition in bankruptcy or is adjudicated a bankrupt, or if a petition in bankruptcy is filed against Licensee and any order for relief under the United States Bankruptcy Code is entered, Licensee must assume or reject this Agreement within sixty (60) days after such order for relief is entered. If Licensee does not assume this Agreement within such sixty (60) day period, Universal may, at its sole option, terminate this Agreement effective immediately upon notice to Licensee, without further obligation or liability of Universal under this Agreement.

            (b)   Intentionally omitted.

      27.   TERMINATION:

            (a) Termination with Notice and Right to Cure: Universal shall have the right, in its sole discretion, in addition to any and all other rights and remedies and at no cost or expense to itself, to declare a material breach of this Agreement and to terminate this Agreement effective immediately upon notice to Licensee at any time upon the occurrence of any default set forth in the Default Paragraph other than those specified in subparagraphs (b) or (c) below, provided that Licensee shall have a period not to exceed thirty (30) days from the date of notice by Universal of such default to cure the default to Universal's sole satisfaction. Notwithstanding the foregoing, in the event of any failure to make any payments required pursuant to the Agreement, other than Advance(s), Licensee shall have a period not to exceed ten (10) days from the date of Licensee's receipt of notice from Universal of such default to cure the default to Universal's sole satisfaction. There shall be no cure period available to Licensee with respect to the non-payment of any Advance(s) due hereunder.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            (b) Automatic Termination: This Agreement shall terminate immediately and automatically, without notice, upon the occurrence of any of the following events of default as specified in the Default Paragraph, each of which shall be deemed a material breach of this Agreement: (i) failure to pay any Advance(s); (ii) failure to make any payments (other than Advances) required as set forth herein on or before the date when due which failure has not been cured within the aforementioned ten (10) day period; (iii) assignment or sublicense;
(iv) unauthorized use; (v) bankruptcy; or (vi) the distribution, sale or shipment of Licensed Article(s) not Approved by Universal.

            (c) Termination with Notice: Universal shall have the right, in its sole discretion, in addition to any and all other rights and remedies and at no cost or expense to itself, to declare a material breach of this Agreement and to terminate this Agreement effective immediately upon notice to Licensee at any time: (i) upon or after the occurrence of any of the following events of default as specified in the Default Paragraph (A) change of ownership without Universal's prior knowledge and consent (which shall not be unreasonably withheld), and (B) breach of other agreements with Universal (which is not remedied within any applicable cure periods thereunder); (ii) should any term or provision of this Agreement pertaining to the payment of monies to Universal be declared by a court of competent jurisdiction to be invalid, illegal or otherwise ineffective; or (iii) upon a breach of any material term of this Agreement not reasonably capable of cure within thirty (30) days.

            (d) If this Agreement is terminated, all unpaid fees, Advances, Guarantees, Royalties and/or any other payments due to Universal in accordance with the provisions of this Agreement shall be immediately due and payable to Universal. The failure of Universal to exercise a right to terminate this Agreement shall not operate as a waiver by Universal of any right of termination at a later date, whether for the same or upon a new breach. Upon termination of this Agreement, Licensee shall cease production and distribution of the Licensed Article(s) and any Advertising and Promotion and shall provide Universal with adequate and appropriate proof of same. There shall be no Sell-off Period if termination results from a breach by Licensee.

            (e) If this Agreement is terminated by Universal in accordance with the terms herein, and if Licensee is a party to additional agreements between Licensee and any Universal Entity, each such Universal Entity shall have the right to immediately terminate any or all of such additional agreements whether or not a right of termination would otherwise exist under the terms of those additional agreements and irrespective of any cure periods provided for in those agreements.

      28. EFFECT OF TERMINATION OR EXPIRATION: Upon and after the expiration or earlier termination of this Agreement, all of the following shall occur: (a) Licensee shall permanently discontinue the manufacture, distribution, sale and any other activities related to the Licensed Property, Licensed Article(s) and Advertising and Promotion; (b) Licensee shall immediately terminate all agreements with Manufacturers, distributors, salespeople and other persons or entities relating to the Licensed Property, Licensed Article(s) and Advertising and

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


Promotion; (c) all rights granted to Licensee hereunder shall immediately revert to Universal, which shall be free to license such rights to any other person or entity; (d) except during any applicable Sell-off Period(s), Licensee shall have no further right to exploit or in any way deal with the Licensed Article(s), Universal Property, Licensed Property, Universal Materials, Trademark, Copyright or Universal Name and Logo or make any further reference to them, direct or indirect, or anything reasonably deemed by Universal to be materially similar to any of them; (e) Licensee shall not be relieved or released from any of its obligations existing prior to the date of such termination or expiration including, without limitation, the payment of all fees, Advances, Guarantees, Royalties and/or any other payments due hereunder; (f) Licensee shall comply with the Inventory, Sell-off and Destruction Paragraph; and (g) Licensee's representations, warranties and indemnity obligations hereunder shall survive expiration or termination.

      29. NO OFFSET: Licensee shall have no right to offset any amounts owing or allegedly owing to Licensee from any Universal Entity from amounts otherwise payable by Licensee hereunder.

      30.   INVENTORY, SELL-OFF AND DESTRUCTION:

            (a) Inventory: Licensee shall furnish to Universal, not less than twenty-one (21) days before the expiration of the License Term and not more than ten (10) business days after receipt of a notice of termination, termination by operation of Law or the automatic termination of this Agreement, a statement certified by an authorized representative of Licensee showing the number and description of the Licensed Article(s) and/or Advertising and Promotion materials on-hand held for Licensee's inventory or in process of manufacture (collectively, "Inventory"), specifying the quantity, type, class, category, sku number and condition of all items of the Inventory ("Initial Inventory Statement"). Universal shall have the right, upon reasonable notice and during normal business hours, to enter all premises where the Inventory is located, to take a physical inventory to verify the Initial Inventory Statement and/or condition of the Inventory set forth in any condition statement. Refusal by Licensee to submit to such physical inventory shall cause Licensee to forfeit any opportunity it may otherwise have to sell off such Inventory as provided herein.

            (b) Sell-off: In the event that this Agreement has expired pursuant to its terms and the Guarantee has been received by Universal, then Licensee shall have the right to sell the remaining Licensed Article(s) within the License Territory for a period of sixty (60) days following expiration of the License Term ("Sell-off Period") (except as may otherwise be permitted pursuant to any applicable Schedule(s) hereto) provided that: (i) the provisions of this Agreement, including those concerning the calculation and payment of Royalties, shall remain in force and effect during the Sell-off Period; (ii) notwithstanding any grant of exclusivity, the License shall not be exclusive to Licensee during the Sell-off Period; and (iii) within thirty (30) days from the expiration of the Sell-off Period, Licensee shall furnish to Universal a statement showing the quantity, type, class, category, sku number and condition of Licensed Article(s) and/or Advertising and Promotion materials then on hand or held for Licensee's inventory ("Final Inventory"). Licensee's right of sell-off shall itself terminate automatically if Licensee (or its Manufacturer(s)) breaches any term, condition, obligation, representation or warranty herein during the Sell-off Period.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


            (c) Destruction and Surrender: At the expiration or earlier termination of this Agreement, Licensee shall destroy the Universal Materials and Licensee Materials unless otherwise directed by Universal. Licensee shall deliver to Universal and/or its designee(s) any of the Universal Materials or Licensee Materials which Universal has ordered not destroyed at Licensee's sole cost. If this Agreement is terminated, Licensee shall deliver the Initial Inventory Statement to Universal and/or its designee(s) and then destroy the Inventory, unless otherwise directed by or agreed upon with Universal. If any Inventory remains after the Sell-off Period and after delivery of the Final Inventory Statement to Universal, Licensee shall, as directed by Universal, either: (i) donate such Inventory to K.I.D.S., a non-profit charitable organization benefiting children that is supported by Universal (and Licensee shall be permitted to obtain any tax benefit attributable to or allowed in connection with such donation); or (ii) destroy such Inventory, unless otherwise directed by Universal. Licensee shall sell to Universal all of the Inventory which Universal has ordered not destroyed at or below cost, and Universal and/or its designee(s) shall reimburse Licensee for its actual out-of-pocket costs of shipping (and insuring during shipment) such Inventory to any point of destination specified by Universal and/or its designee(s). Notwithstanding the foregoing, in the event that, following expiration or termination of any applicable Schedule(s) (and subject to the furnishing by Licensee of the Initial Inventory Statement referred to in Paragraph 30(a) above), Universal and Licensee jointly determine that any and all references to the Universal Property may be effectively and completely removed from the Licensed Article(s) while still maintaining such items' functionality and merchantability, then Licensee shall be permitted to undertake such removal of the Universal Property from such Licensed Article(s) (inclusive of their packaging and any and all collateral materials) and, following Universal's confirmation of such removal of the Universal Property, Licensee shall have no further obligations to Universal with respect to such items. In the event that all references to the Universal Property cannot be effectively and completely removed from the Licensed Article(s), then all of the applicable provisions of Paragraph 30(c) shall continue to apply.

      Following the destruction and/or delivery to Universal of the Universal Materials and Licensee Materials and the destruction and/or sale to Universal of the Inventory, Licensee shall submit, within thirty (30) days, a statement certified by an authorized representative of Licensee attesting to and detailing the destruction and/or delivery of such Universal Materials and Licensee Materials and the destruction and/or sale of all such Inventory (the "Disposition of Inventory Statement"). Universal and/or its designee(s) and their respective representatives shall have the right, upon reasonable notice and during normal business hours, to enter Licensee's and/or any third parties' premises and facilities and have access to books and records and take physical inventory to verify the Disposition of Inventory Statement. Universal and/or its designee(s) and their respective representatives shall also have the right, upon reasonable notice and during normal business hours, to enter the premises where the Inventory, Universal Materials or Licensee Materials are located to take possession of and remove the same.

      31. REMEDIES: Except as otherwise expressly provided herein, no remedy granted to either party herein shall be exclusive of any other remedy, and each remedy shall be cumulative

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


with every other remedy herein or now or hereafter existing at law, in equity, by statute or otherwise. In the case of any breach by Licensee, in addition to and/or instead of Universal's right of termination as provided herein, Universal shall have the right to declare the Guarantee immediately due and payable and to pursue all appropriate remedies at law or in equity for such breach. Licensee acknowledges that any breach by Licensee shall cause the Universal Entities irreparable harm for which there is no adequate remedy at law and, in the event of such breach, the Universal Entities shall be entitled to injunctive or other equitable relief. Licensee further agrees and confirms that forbearance by the Universal Entities to enforce any right or remedy following any breach shall not be a waiver of any of their respective rights to elect or enforce the same right or remedy for later breaches. Licensee recognizes and confirms that, in the event of a breach by Universal, the damage to Licensee, if any, shall not be irreparable or sufficient to entitle Licensee to injunctive or other equitable relief. Consequently, Licensee's rights and remedies shall be limited to the right to resolve any dispute or pursue any claim through the Dispute Resolution process outlined below. Licensee shall not have any right to terminate or rescind this Agreement or any part of this Agreement, nor shall Licensee enjoin, restrain or interfere with Universal's exploitation of its rights in the Universal Property, Licensed Property, Universal Materials, Copyright, Trademark, Universal Name and Logo or any other right of Universal whatsoever.

      32. DISPUTE RESOLUTION: Any controversy, claim, or dispute arising out of or related to this Agreement or the interpretation, performance, or breach hereof, including but not limited to alleged violations of state or federal statutory or common law rights or duties (a "Dispute") shall be resolved according to the procedures set forth in this paragraph which shall constitute the sole dispute resolution mechanism hereunder. In the event that the parties are unable to resolve any Dispute after meeting and attempting in good faith to reach a negotiated resolution, such Dispute(s) shall first be mediated by a retired judge or justice of any California state or federal court. If the parties are unable to agree upon a mediator, either party may apply to the Los Angeles office of JAMS/Endispute, or its successor ("JAMS") for the appointment of a mediator from a panel of retired judges and justices maintained by that organization.

      If the parties are unable to resolve one or more Dispute(s) by mediation, then either party may initiate arbitration of such Dispute(s). The arbitration shall be initiated and conducted according to the JAMS/Endispute Comprehensive Arbitration Rules and Procedure in effect as of the date hereof, including the Optional Appeal Procedure provided for in such rules (the "Arbitration Rules"). The arbitration shall be conducted in Los Angeles County before a single neutral arbitrator appointed in accordance with the Arbitration Rules. Any appeal shall be heard and decided by a panel of three neutral arbitrators. The neutral arbitrator and the members of any Appeal Panel shall be retired judges or justices of any California state or federal court. If either party refuses to perform any or all of its obligations under the final arbitration award (following appeal, if applicable) within thirty (30) days of such award being rendered, then the other party may enforce the final award in any court of competent jurisdiction in Los Angeles County.

      Any Dispute or portion thereof, or any claim for a particular form of relief (not otherwise precluded by any other provision of this Agreement), that may not be arbitrated pursuant to applicable state or federal law may be heard in a court of competent jurisdiction in Los Angeles

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


County. If a party believes in good faith that all or part of a Dispute, or any claim for relief or remedy sought, is not subject to arbitration under then-prevailing law, then that party may seek a determination to that effect from an appropriate court. If the court determines that the matter is not arbitrable or that the remedy sought is not available in arbitration, then the specific matter or request for remedy in question may be resolved by the court. All other matters and claims for relief shall be subject to arbitration as set forth above.

      33. LIMITATION ON LIABILITY: The parties agree that in any arbitration or court action pursuant to Paragraph 32 above, the damages that may be awarded shall be limited to any actual damages suffered. In no event shall either party be liable for any special, incidental, consequential, exemplary or punitive damages, or any claim for loss or profits, lost business or lost business opportunities, even if the other part has been advised of the possibility of such damages.

      34. EXPENSES: In any proceeding arising under or related to this Agreement, the prevailing party shall be entitled to recover from the other party all of its legal and auditing costs, fees and expenses incurred in the enforcement of any provisions of this Agreement; provided, however, that auditing fees related to the collection of the Royalty shall only be recoverable ny Universal to the extent provided in the Royalty Statements and Payments Paragraph.

      35. NO ASSIGNMENT OR SUBLICENSING: The rights granted hereunder are and shall be personal to Licensee, and shall not be assigned, transferred, sublicensed, mortgaged or otherwise encumbered by Licensee or by operation of Law without Approval. Any purported sublicense or assignment by Licensee of any rights granted herein shall be void and shall constitute a breach of this Agreement. Universal may assign its rights and obligations under this Agreement to any person or entity.

      35. CONFIDENTIALITY AND NONDISCLOSURE: The parties acknowledge that, in the course of the performance of this Agreement, they may obtain confidential information or materials from the other including the following items from Universal related to the Universal Property, Universal Materials and/or Licensed
Property: underlying literary material, creative elements, style guides, research material and data, specifications, processes, technological developments or other proprietary materials. The parties shall, at all times both during the License Term and thereafter, keep all of such confidential information of the other party in confidence and trust. Neither party shall use such confidential information of the other party other than as expressly permitted herein or with approval of the other party. Each party agrees to return to the other party any written, printed or other materials embodying the parties' confidential information and/or materials, including all copies or excerpts thereof, given to or acquired by the parties in connection with this Agreement. Neither party shall directly or indirectly disclose to the public or to any non-essential person and/or entity any of the terms of this Agreement without the approval of the other party, unless otherwise required to do so by any law established by any government with applicable jurisdiction. The parties acknowledge that any breach of the foregoing may cause irreparable injury to the other party not readily measurable in monetary amounts; consequently, the owner of the confidential information shall, without waiving any other rights or remedies, be

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


entitled to injunctive and/or declaratory relief in connection with any breach or threatened breach hereof.

      37. NOTICES: Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party at the address set forth in the introductory Paragraph hereof and may be personally served, telecopied or sent by registered or certified mail, postage prepaid, return receipt requested and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if confirmed before 3:00 p.m. (Los Angeles time) on a business day and otherwise on the following business day, provided that a hard copy of such notice is also sent pursuant to
(c) below; or (c) if by certified or registered mail, on the third (3rd) business day after deposit in the mail, postage prepaid. Notices or other communications to Universal (other than accounting statements or royalty payments) shall be addressed to the Senior Vice President, Legal and Business Affairs, telecopy number (818) 866-0311. (All accounting statements, royalty payments and the like should be forwarded directly to "Controller - Universal Studios Consumer Products Group" at the address referred to above). Notices to Licensee shall be addressed to Licensee's Chief Financial Officer at the address given above and/or sent via facsimile to (800) 398-3985.

      38. GOVERNING LAW, VENUE, JURISDICTION AND JURY WAIVER: This Agreement, and its validity, construction and effect, shall be governed by and enforced in accordance with the internal laws of the State of California (i.e., without reference to the conflicts of laws provisions thereof) and the federal laws of the United States. Licensee consents to the exclusive jurisdiction of any state or federal court empowered to enforce this Agreement located in Los Angeles County, California, and waives any objection thereto on the basis of personal jurisdiction or venue. In the event of court action, Universal and Licensee waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Universal against Licensee or Licensee against Universal on any matter whatsoever arising out of, or in any way connected with, this Agreement, the relationship between Universal and Licensee, any claim of injury or damage or the enforcement of any remedy under any law, statute or regulation, emergency or otherwise, now or hereafter in effect. The parties understand that jury trial waivers are fully enforceable under California law.

      39. WAIVER, MODIFICATION AND AMENDMENT: No modification, amendment or waiver of any of the provisions contained in this Agreement, or any future representation, promise or condition in connection with the subject matter of this Agreement, shall be binding upon any party to this Agreement unless made in writing and signed by a duly authorized representative or agent of such party. The failure by either party to enforce, or the delay by either party in enforcing, any of said party's rights under this Agreement shall not be construed as a continuing waiver of such rights, and said party may, within such time as is provided by the laws established by any government with applicable jurisdiction, commence appropriate suits, actions or proceedings to enforce any or all of such rights. A waiver by either party of a default in one or more instances shall not be construed as a waiver in other instances.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


      40. NO JOINT VENTURE: This Agreement does not constitute and shall not be construed to constitute an agency, a partnership or a joint venture between Universal and Licensee. Neither party shall have any right to obligate or to bind the other party in any manner whatsoever. Nothing contained in this Agreement shall give or is intended to give any rights of any nature to any third party.

      41. ADDITIONAL DOCUMENTS: Upon either party's request, the other party shall promptly execute and deliver to the requesting party such further documents and instruments, in form and substance satisfactory to the requesting party, to confirm and effectuate the terms and conditions of this Agreement.

      42. SEVERABILITY: If any term or provision of this Agreement, as applied to either party or any circumstance, for any reason shall be declared by a court of competent jurisdiction to be invalid, illegal, unenforceable, inoperative or otherwise ineffective, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable, provided, however, that if any term or provision of this Agreement pertaining to the payment of monies to Universal shall be declared invalid, illegal, unenforceable, inoperative or otherwise ineffective, Universal shall have the right to terminate this Agreement as provided herein.

      43. COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one agreement binding on all of the parties hereto notwithstanding that all of the parties hereto are not signatories to the same counterpart. Each of the parties agrees that a photographic or facsimile copy of the signature evidencing a party's execution of this Agreement shall be effective as an original signature and may be used in lieu of the original for any purpose.

      44. PARAGRAPH HEADINGS AND DEFINITIONS: Paragraph and subparagraph headings are for ease of reference only and shall not have any effect upon the construction of this Agreement or any of the terms or provisions hereof. All capitalized terms used herein shall be defined as set forth elsewhere in this Agreement.

      45. ENTIRE AGREEMENT: This Agreement, together with Schedule(s) "A" and all such additional Schedule(s) as are added hereto following the date hereof and thereby made a part hereof, constitutes a single, integrated written contract expressing the entire agreement of the parties concerning the subject matter hereof. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any party to this Agreement except as specifically set forth in this Agreement. All prior agreements, discussions and negotiations have been and are merged and integrated into, and are entirely superseded by, this Agreement.

      IN WITNESS WHEREOF, each party has executed this Agreement on the date indicated below.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


Rockford Corporation                     Universal Studios Licensing LLLP
("Licensee")                             ("Universal")

Signature: __________________________      Signature: __________________________

Name (printed): _____________________      Name (printed):  ____________________

Title: ______________________________      Title: ______________________________

Date: _______________________________      Date: _______________________________

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                                  SCHEDULE "A"
 to the Master Merchandising License Agreement dated as of ______________, 2002 between Universal Studios Licensing LLLP and Rockford Corporation

                                   F&L #108024

Universal Property:          The 2001 live-action theatrical motion picture entitled The Fast and the Furious.

                             Licensee acknowledges that no image(s) of any character(s) appearing in the Universal Property which incorporate(s) the likeness(es) of any performer(s) portraying such character(s) shall be utilized without
                             Universal's Approval. Licensee further acknowledges that no rights are granted pursuant to this Schedule "A" with respect to the upcoming live action theatrical motion picture currently entitled The Fast and the
                             Furious II, nor any other theatrical motion picture (and/or direct-to-video/DVD) sequel(s) or prequel(s) to the Universal Property, nor any television series based thereon or derived therefrom.

                             Licensee further acknowledges that it shall be solely responsible for the clearance of any trademarks, logos or other elements appearing on or in conjunction with the Licensed Article(s) which are not owned and/or controlled by Universal including, but not limited to, any applicable automobile names and/or logos.

Licensed Article(s):         ***************

Advance:                     **** Dollars (US $***), payable simultaneously upon the execution of this Schedule.

Guarantee:                   ***** Dollars (US $****), payable as follows: (i) *** Dollars (US
                             $***), due and payable simultaneously upon the execution of this
                             Schedule (i.e., the Advance); (ii) additional payment(s) (inclusive of any Royalties already paid pursuant to this Schedule) in the amount of
                             *** Dollars (US $***) due on or before ***; (iii) additional payment(s)
                             (inclusive of any Royalties already paid pursuant to this Schedule) in the amount of **** Dollars (US $***) due on or before ***; and (iv)
                             additional payment(s) (inclusive of any Royalties already paid pursuant to this Schedule) in the amount of *** Dollars (US $***) due on or before ****.

Royalty:                     ***

License Term:                From the date of execution of this Schedule until ****.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


Option to Renew:             In the event that Licensee has paid to Universal a minimum of ***
                             Dollars (US $***) in combined Royalties and/or Guarantees pursuant to this Schedule "A" and Schedule "B" to the Agreement during the respective License Terms thereof, then Licensee shall have the option
                             (the "Option") to renew the License Term for an additional *** year period (the "Renewal Term") commencing immediately upon the expiration of the License Term, provided that: (a) Universal continues to own and/or control the rights to the Universal Property as of such date
                             (and will continue to do so for the duration of the Renewal Term); (b)
                             Licensee is not in breach of any of its warranties or representations hereunder or pursuant to any other agreements it may have with
                             Universal; (c) Licensee has fully performed all of its obligations hereunder; and (d) Universal obtains approval from any and all third parties having approval rights with respect to the Universal Property
                             (and the licensing thereof in accordance with the terms of this
                             Schedule) as may be required. In the event that Licensee elects to exercise such Option, then it shall advise Universal of its desire to do so in writing no less than ninety (90) days prior to the expiration of the License Term, and the parties shall then engage in good faith negotiations as to the terms (financial and otherwise) of the Renewal
                             Term.

Sell-off Period:             Notwithstanding the provisions of Paragraph 30(c) of the Agreement, the
                             Sell-of Period with respect to this Schedule "A" only shall be Ninety
                             (90) days.

License Territory:           *****.

Marketing Date:              No earlier than the date of execution of this Schedule and no later than *****.

Shipping Date:               No earlier than the date of execution of this Schedule and no later than *****.

Channels of Distribution:    Except as otherwise set forth in the Agreement, Licensee shall be permitted to market and distribute the Licensed Article(s) through all channels of distribution, specifically including online/internet channels of distribution, subject to all applicable provisions of the
                             Agreement and Exhibit "1" attached thereto.

Exclusivity:                 Notwithstanding the provisions of Paragraph 10 of the Agreement, the rights granted hereunder shall be exclusive to Licensee during the
                             License Term hereof with respect to the Licensed Article(s) set forth above within the Channels of Distribution in the License Territory.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


Marketing Commitment:        Licensee agrees that the sale of the Licensed Article(s) hereunder shall be supported by marketing activities within and throughout the
                             License Territory which may include (as Licensee deems appropriate based on its marketing plans for the Licensed Article(s) pursuant to this Agreement):

                             ******

Special Terms:               Licensee acknowledges that certain Universal licensees may serve as sponsors ("Sponsors") with respect to racing vehicles, events and/or related elements based on the Universal Property (collectively, the
                             "Racing Activities"). In the event that Licensee shall serve as such a
                             Sponsor, it hereby consents to the perpetual use, without approval, of its name and/or logo, either alone or in conjunction with other
                             Sponsors' names and/or logos, for further use in merchandising and/or promotional activities (collectively, the "Merchandising Activities"), related to the Racing Activities and/or Universal Property and,
                             further, agrees that no payment(s) shall be due Licensee with respect to such Merchandising Activities. Universal agrees that any such use of
                             Licensee's name and logo shall be solely in Licensee's approved form of its name and logo, and that no changes shall be made thereto without
                             Licensee's approval.

                             Notwithstanding the provisions of Paragraph 18(e) of the Agreement,
                             Universal acknowledges that certain of the Licensed Article(s) set forth above are based on pre-existing technological and functional designs of Licensee and that Universal's right of Approval with respect to such Licensed Article(s) shall pertain primarily to the use of the
                             Universal Property thereon and/or in conjunction therewith.
                             Accordingly, Licensee shall not be required to implement any requested revisions to the Licensed Article(s) which relate solely to the technology and function of such Licensed Article(s) (provided that such requested revisions by Universal are not related to issues of product and/or consumer safety), should Licensee determine in its reasonable discretion that such changes would affect the functionality of and/or substantially increase the cost of the Licensed Article(s).

Legal Notice:                Unless otherwise directed by Universal, Licensee shall use the following legal notice in connection with the Licensed Article(s) and the Advertising and Promotion thereof:

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                             THE FAST AND THE FURIOUS IS A TRADEMARK AND COPYRIGHT OF UNIVERSAL
                             STUDIOS. LICENSED BY UNIVERSAL STUDIOS LICENSING LLLP. ALL RIGHTS
                             RESERVED.

Parental Advisory:           For all Packaging, Advertising and Promotion (including, without limitation, press releases) and any other collateral materials,
                             Licensee shall use the following parental advisory, which shall appear prominently under the legal notice:

                             A NOTE TO PARENTS: THE FAST AND THE FURIOUS IS RATED R. CONSULT
                             WWW.FILMRATINGS.COM FOR FURTHER INFORMATION.

AGREED AND ACCEPTED:

Rockford Corporation                      Universal Studios Licensing LLLP
("Licensee")                              ("Universal")


Signature: ___________________________    Signature: ___________________________

Name (printed): ______________________    Name (printed): ______________________

TITLE: _______________________________    TITLE: _______________________________

Date signed: _________________________    Date signed: _________________________

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                                  SCHEDULE "B"
 to the Master Merchandising License Agreement dated as of ______________, 2002 between Universal Studios Licensing LLLP and Rockford Corporation

                                  F&L #108396

Universal Property:          The upcoming live-action theatrical motion picture currently entitled
                             The Fast and the Furious II.

                             Licensee acknowledges that no image(s) of any character(s) appearing in the Universal Property which incorporate(s) the likeness(es) of any performer(s) portraying such character(s) shall be utilized without
                             Universal's Approval. Licensee further acknowledges that no rights are granted pursuant to this Schedule "B" with respect to the 2001 live action theatrical motion picture entitled The Fast and the Furious, nor any other theatrical motion picture (and/or direct-to-video/DVD)
                             sequel(s) or prequel(s) to the Universal Property, nor any television series based thereon or derived therefrom.

                             Licensee further acknowledges that it shall be solely responsible for the clearance of any trademarks, logos or other elements appearing on or in conjunction with the Licensed Article(s) which are not owned and/or controlled by Universal including, but not limited to, any applicable automobile names and/or logos.

Licensed Article(s):         *******

Advance/Guarantee:           N/A

Royalty:                     ***

License Term:                From the date of execution of this Schedule until ****.

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


Option to Renew:             In the event that Licensee has paid to Universal a minimum of ****
                             Dollars (US $***) in combined Royalties and/or Guarantees pursuant to this Schedule "B" and Schedule "A" to the Agreement during the respective License Terms thereof, then Licensee shall have the option
                             (the "Option") to renew the License Term for an additional *** year period (the "Renewal Term") commencing immediately upon the expiration of the License Term, provided that: (a) Universal continues to own and/or control the rights to the Universal Property as of such date
                             (and will continue to do so for the duration of the Renewal Term); (b)
                             Licensee is not in breach of any of its warranties or representations hereunder or pursuant to any other agreements it may have with
                             Universal; (c) Licensee has fully performed all of its obligations hereunder; and (d) Universal obtains approval from any and all third parties having approval rights with respect to the Universal Property
                             (and the licensing thereof in accordance with the terms of this
                             Schedule) as may be required. In the event that Licensee elects to exercise such Option, then it shall advise Universal of its desire to do so in writing no less than ninety (90) days prior to the expiration of the License Term, and the parties shall then engage in good faith negotiations as to the terms (financial and otherwise) of the Renewal
                             Term.

Sell-off Period:             Notwithstanding the provisions of Paragraph 30(c) of the Agreement, the
                             Sell-of Period with respect to this Schedule "A" only shall be Ninety
                             (90) days.

License Territory:           *****

Marketing Date:              To be mutually agreed upon between Universal and Licensee.

Shipping Date:               To be mutually agreed upon between Universal and Licensee.

Channels of Distribution:    Except as otherwise set forth in the Agreement, Licensee shall be permitted to market and distribute the Licensed Article(s) through all channels of distribution, specifically including online/internet channels of distribution, subject to all applicable provisions of the
                             Agreement and Exhibit "1" attached thereto.

Exclusivity:                 Notwithstanding the provisions of Paragraph 10 of the Agreement, the rights granted hereunder shall be exclusive to Licensee during the
                             License Term hereof with respect to the Licensed Article(s) set forth above within the Channels of Distribution in the License Territory.

Marketing Commitment:        Licensee agrees that the sale of the Licensed Article(s) hereunder

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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


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                             shall be supported by marketing activities within and throughout the
                             License Territory which may include (as Licensee deems appropriate based on its marketing plans for the Licensed Article(s) pursuant to this Agreement):

                             *****

Special Terms:               Licensee acknowledges that certain Universal licensees may serve as sponsors ("Sponsors") with respect to racing vehicles, events and/or related elements based on the Universal Property (collectively, the
                             "Racing Activities"). In the event that Licensee shall serve as such a
                             Sponsor, it hereby consents to the perpetual use, without approval, of its name and/or logo, either alone or in conjunction with other
                             Sponsors' names and/or logos, for further use in merchandising and/or promotional activities (collectively, the "Merchandising Activities"), related to the Racing Activities and/or Universal Property and,
                             further, agrees that no payment(s) shall be due Licensee with respect to such Merchandising Activities. Universal agrees that any such use of
                             Licensee's name and logo shall be solely in Licensee's approved form of its name and logo, and that no changes shall be made thereto without
                             Licensee's approval.

                             Notwithstanding the provisions of Paragraph 18(e) of the Agreement,
                             Universal acknowledges that certain of the Licensed Article(s) set forth above are based on pre-existing technological and functional designs of Licensee and that Universal's right of Approval with respect to such Licensed Article(s) shall pertain primarily to the use of the
                             Universal Property thereon and/or in conjunction therewith.
                             Accordingly, Licensee shall not be required to implement any requested revisions to the Licensed Article(s) which relate solely to the technology and function of such Licensed Article(s) (provided that such requested revisions by Universal are not related to issues of product and/or consumer safety), should Licensee determine in its reasonable discretion that such changes would affect the functionality of and/or substantially increase the cost of the Licensed Article(s).

Legal Notice:                Unless otherwise directed by Universal, Licensee shall use the following legal notice in connection with the Licensed Article(s) and the Advertising and Promotion thereof:

                             (AN APPROPRIATE LEGAL NOTICE FOR USE ON AND/OR IN CONJUNCTION WITH THE
                             LICENSED ARTICLE(S), THEIR PACKAGING AND THE ADVERTISING AND PROMOTION
                             WILL BE PROVIDED TO LICENSEE AT THE RELEVANT STAGE OF THE PRODUCT
                             APPROVAL PROCESS.)

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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


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Parental Advisory:           For all Packaging, Advertising and Promotion (including, without limitation, press releases) and any other collateral materials,
                             Licensee shall use the following parental advisory, which shall appear prominently under the legal notice:

                             A NOTE TO PARENTS: [INSERT APPLICABLE MOVIE TITLE] IS RATED [INSERT
                             APPLICABLE MPAA RATING]. CONSULT WWW.FILMRATINGS.COM FOR FURTHER
                             INFORMATION.

AGREED AND ACCEPTED:

Rockford Corporation                      Universal Studios Licensing LLLP
("Licensee")                              ("Universal")


Signature:____________________________    Signature:____________________________

Name (printed):_______________________    Name (printed):_______________________

Title:________________________________    Title:________________________________

Date signed:__________________________    Date signed:__________________________

            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


                                   EXHIBIT 1

           GUIDELINES FOR USE OF UNIVERSAL PROPERTIES ON THE INTERNET

As a condition to your use of the Universal Property on the Internet, you agree to use the following text on your Website and to take all steps necessary to enforce the terms included therein.

      1. The appropriate long form Legal Notice as provided on the applicable Schedule(s) of your Agreement must be used on the first page of the Website where any textual or other reference to the Universal Property appears, accompanied by the following text:

      THE SUBSCRIBER IS NOT AUTHORIZED TO USE THE PROTECTED PROPERTY FOR ANY COMMERCIAL PURPOSE WHATSOEVER. NOTHING CONTAINED HEREIN SHALL BE CONSTRUED AS CREATING ANY LICENSE OR RIGHT UNDER COPYRIGHT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT OF UNIVERSAL. UNAUTHORIZED DISTRIBUTION, DUPLICATION, ALTERATION OR OTHER USE OF PROTECTED PROPERTY, INCLUDING WITHOUT LIMITATION ANY TRADEMARK, IMAGE, DRAWING, TEXT, LIKENESS OR PHOTOGRAPH MAY CONSTITUTE A VIOLATION OF THE LAWS OF COPYRIGHT AND TRADEMARK AND MAY BE PROSECUTED UNDER CRIMINAL AND/OR CIVIL LAW.

On any subsequent pages on which the Universal Property appears, the short form Legal Notice provided on the applicable Schedule(s) of the Agreement must be used.

      2. Universal requires that Licensee utilize on its own website as a mandatory jump screen text (to be positioned in a manner mutually agreed upon between Universal and Licensee) substantially similar to the following:

      BY ACCESSING, USING AND BROWSING THIS PORTION OF THE WEBSITE (THE "SITE"), YOU ACCEPT WITHOUT LIMITATION OR QUALIFICATION, THE TERMS AND CONDITIONS BELOW (THE "AGREEMENT"). PLEASE READ THIS AGREEMENT CAREFULLY BEFORE ACCESSING OR USING THE SITE.

      NO MATERIAL FROM THE SITE OWNED, OPERATED, LICENSED OR CONTROLLED BY UNIVERSAL OR ANY OF ITS RELATED, AFFILIATED OR SUBSIDIARY COMPANIES, (COLLECTIVELY "UNIVERSAL") MAY BE COPIED, REPRODUCED, REPUBLISHED, UPLOADED, POSTED, TRANSMITTED, OR DISTRIBUTED IN ANY WAY, WITHOUT THE PRIOR WRITTEN PERMISSION OF UNIVERSAL, EXCEPT THAT YOU MAY DOWNLOAD ONE COPY OF THE UNIVERSAL MATERIAL DISPLAYED ON THE SITE ON ANY SINGLE COMPUTER FOR YOUR PERSONAL, NON-COMMERCIAL HOME USE ONLY, PROVIDED YOU KEEP INTACT ALL COPYRIGHT, TRADEMARK AND OTHER PROPRIETARY NOTICES. MODIFICATION OF THE MATERIALS OR USE OF THE MATERIALS FOR ANY OTHER PURPOSE IS A VIOLATION OF UNIVERSAL'S COPYRIGHT, TRADEMARK AND OTHER PROPRIETARY RIGHTS.

      IMAGES OF THE UNIVERSAL PROPERTY DISPLAYED ON THIS SITE ARE EITHER THE PROPERTY OF UNIVERSAL OR USED WITH PERMISSION. EXCEPT AS SPECIFICALLY PERMITTED HEREIN, THE USE OF THESE IMAGES BY YOU, OR ANYONE ELSE AUTHORIZED BY YOU, IS PROHIBITED. ANY UNAUTHORIZED USE OF THE UNIVERSAL PROPERTY MAY VIOLATE COPYRIGHT LAWS, TRADEMARK LAWS, THE LAWS OF PIRACY AND PUBLICITY, AND COMMUNICATIONS REGULATIONS AND STATUTES.

      THE TRADEMARKS, LOGOS, AND SERVICE MARKS OWNED BY UNIVERSAL (COLLECTIVELY THE "TRADEMARKS") DISPLAYED ON THIS SITE ARE REGISTERED TRADEMARKS OF UNIVERSAL. NOTHING CONTAINED ON THIS SITE SHOULD BE CONSTRUED AS GRANTING, BY IMPLICATION, ESTOPPEL, OR OTHERWISE, ANY LICENSE OR RIGHT TO USE ANY TRADEMARKS DISPLAYED ON THIS SITE WITHOUT THE


                                      -1-
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            CONFIDENTIAL TREATMENT REQUESTED BY ROCKFORD CORPORATION


      WRITTEN PERMISSION OF UNIVERSAL. YOUR MISUSE OF THE TRADEMARKS DISPLAYED ON THIS SITE, OR ANY OTHER CONTENT ON THIS SITE, EXCEPT AS PROVIDED HEREIN, IS STRICTLY PROHIBITED. YOU ARE ALSO ADVISED THAT UNIVERSAL WILL AGGRESSIVELY ENFORCE ITS INTELLECTUAL PROPERTY RIGHTS TO THE FULLEST EXTENT OF THE LAW, INCLUDING CRIMINAL PROSECUTION.

      THE INFORMATION CONTAINED IN THIS SITE IS PROVIDED "AS IS" AND WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT. FURTHER, THIS INFORMATION MAY INCLUDE TECHNICAL INACCURACIES OR TYPOGRAPHICAL ERRORS. ROCKFORD AND/OR UNIVERSAL MAY MAKE IMPROVEMENTS AND/OR CHANGES IN THE PRODUCTS AND/OR THE INFORMATION DESCRIBED IN THE SITE AT ANY TIME WITHOUT NOTICE. AS SUCH, CHANGES MAY, WITHOUT NOTICE, BE PERIODICALLY ADDED TO THE SITE.

      ANY QUESTIONS, CORRECTIONS OR COMMENTS CONCERNING THIS SITE MAY BE REPORTED TO ROCKFORD AND/OR UNIVERSAL. PLEASE NOTE, HOWEVER, THAT ANY FEEDBACK INFORMATION, SUCH AS QUESTIONS, CORRECTIONS, COMMENTS, SUGGESTIONS, IDEAS AND THE LIKE REGARDING THE CONTENT OF THIS SITE, OR ANY UNIVERSAL WORK, SHALL BE DEEMED TO BE NON-CONFIDENTIAL AND NEITHER UNIVERSAL NOR ROCKFORD SHALL HAVE ANY OBLIGATION OF ANY KIND WITH RESPECT TO SUCH INFORMATION. FURTHER, BOTH ROCKFORD AND/OR UNIVERSAL, AS APPROPRIATE, SHALL BE FREE TO USE, DISCLOSE, REPRODUCE AND DISTRIBUTE SUCH FEEDBACK INFORMATION TO OTHERS WITHOUT LIMITATION, AND ROCKFORD AND/OR UNIVERSAL, AS APPROPRIATE, SHALL BE FREE TO USE SUCH IDEAS, CONCEPTS, KNOW-HOW OR TECHNIQUES CONTAINED IN SUCH FEEDBACK INFORMATION FOR ANY PURPOSE WHATSOEVER INCLUDING, WITHOUT LIMITATION, DEVELOPING, MANUFACTURING AND MARKETING PRODUCTS INCORPORATING SUCH INFORMATION.

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICTS OF LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE UNLAWFUL, VOID, OR FOR ANY REASON, UNENFORCEABLE, THEN THAT PROVISION SHALL BE DEEMED SEVERABLE FROM THIS AGREEMENT AND SHALL NOT AFFECT THE VALIDITY AND ENFORCEABILITY OF ANY REMAINING PROVISIONS.

      THIS IS THE ENTIRE AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREIN AND SHALL NOT BE MODIFIED EXCEPT IN WRITING, SIGNED BY BOTH PARTIES.

      3. If you intend to sell any Licensed Article(s) utilizing the Universal Property on your website, and the License Territory for such merchandise is not worldwide, you must include the following provision on the portion of the website where order are taken and/or placed:

      NO ORDERS WILL BE ACCEPTED OR FULFILLED FOR UNIVERSAL STUDIOS LICENSED PRODUCTS OUTSIDE OF [LICENSE TERRITORY FROM APPLICABLE SCHEDULE].


                                      -2-